UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583
(Address of principal executive offices, including Zip Code)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	COO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 3 to Term Loan Agreement

On February 3, 2026, The Cooper Companies, Inc. (the “Company”) entered into Amendment No. 3 to Term Loan Agreement (the “Third Amendment to 2021 Loan Agreement”), among the Company, as the borrower, the subsidiary guarantors party thereto, the lenders party thereto and PNC Bank, National Association (“PNC”), as administrative agent, to amend the Term Loan Agreement, dated as of December 17, 2021 (as previously amended, the “2021 Loan Agreement”), by and among the Company, as the borrower, the lenders from time to time party thereto and PNC, as administrative agent. The Third Amendment to 2021 Loan Agreement modifies the 2021 Loan Agreement by, among other things, extending the maturity of $950 million of term loans to February 3, 2031 (with the maturity date for the $550 million of remaining term loans staying the same), removing the credit spread adjustment and increasing the cap on incremental term loans to the greater of $1.365 billion and 100% of consolidated EBITDA. The Third Amendment to 2021 Loan Agreement also implements that, at the Company’s option, the applicable rates for pricing can be determined based on the Company’s non-credit enhanced, senior unsecured long-term debt ratings or the existing basis of the Company’s ratio of consolidated net indebtedness to consolidated EBITDA.

The foregoing description of the Third Amendment to 2021 Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 1 to Revolving Credit Agreement

On February 3, 2026, the Company entered into Amendment No. 1 to Revolving Credit Agreement (the “First Amendment to 2024 Credit Agreement”), among the Company and CooperVision International Limited, as the borrowers, the subsidiary guarantors party thereto, the lenders party thereto and PNC, as administrative agent, to amend the Term Loan Agreement, dated as of May 1, 2024 (the “2024 Credit Agreement”), by and among the Company and CooperVision International Limited, as the borrowers, the lenders from time to time party thereto and PNC, as administrative agent. The First Amendment to 2024 Credit Agreement modifies the 2024 Credit Agreement by, among other things, conforming certain provisions therein to those contained in the 2021 Loan Agreement, as amended by the Third Amendment to 2021 Loan Agreement (including the removal of the credit spread adjustments).

The foregoing description of the First Amendment to 2024 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Amendment No. 3 to Term Loan Agreement, among the Company, the subsidiary guarantors party thereto and PNC Bank, National Association, as administrative agent.

10.2	Amendment No. 1 to Revolving Credit Agreement, among the Company and CooperVision International Limited, as the borrowers, the subsidiary guarantors party thereto, the lenders party thereto and PNC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Brian G. Andrews
Brian G. Andrews
Executive Vice President, Chief Financial Officer & Treasurer

Dated: February 3, 2026